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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements listed below of Apartment Investment and Management Company of our report dated March 11, 1999, with respect to the consolidated financial statements and schedules of Apartment Investment and Management Company included in its Annual Report on Form 10-K for the year ended December 31, 1998.

Form S-3 (No. 333-828)
Form S-3 (No. 333-8997)
Form S-3 (No. 333-17431)
Form S-3 (No. 333-20755)
Form S-3 (No. 333-4546)
Form S-3 (No. 333-36531)
Form S-3 (No. 333-36537)
Form S-3 (No. 333-4542)
Form S-8 (No. 333-4550)
Form S-8 (No. 333-4548)
Form S-8 (No. 333-14481)
Form S-8 (No. 333-36803)
Form S-4 (No. 333-39357)
Form S-8 (No. 333-41719)
Form S-4 (No. 333-49075)
Form S-3 (No. 333-47201)
Form S-8 (No. 333-57617)
Form S-4 (No. 333-60663)
Form S-8 (No. 333-70409)
Form S-3 (No. 333-61409)
Form S-4 (No. 333-66207)
Form S-3 (No. 333-69121)
Form S-3 (No. 333-75109)
Form S-4 (No. 333-60355)


                                                  /s/ ERNST & YOUNG LLP

Denver, Colorado
March 29, 1999